Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Metal Storm Limited for the period ending December 31, 2003, filed with the Securities and Exchange Commission on the date hereof under cover of Form 20-F (the “Report”), I, Charles A. Vehlow, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 15, 2004

By:	/s/ CHARLES A. VEHLOW
Name:	Charles A. Vehlow
Title:	Chief Executive Officer